Exhibit 99.1

FOR IMMEDIATE RELEASE

Lumos Pharma Reports First Quarter 2021 Financial Results and Provides Clinical and Corporate Updates
• Newly released PK/PD data from prior study in PGHD support endogenous LUM-201 MOA and use of Predictive Enrichment Markers (PEMs) to identify patients likely to respond to LUM-201

• Data presented at ENDO 2021 differentiate LUM-201 from standard GH secretagogues and show its potential to stimulate greater GH secretion

AUSTIN, TX, May 5, 2021 - Lumos Pharma, Inc. (NASDAQ:LUMO), a clinical-stage biopharmaceutical company focused on therapeutics for rare diseases, announced financial results for the first quarter ending March 31, 2021 and provided an update on clinical and corporate activities.

“The first quarter of 2021 was notable for data published further supporting the differentiated mechanism of action of LUM-201 and its potential for efficacy in patients with pediatric growth hormone deficiency identified by our Predictive Enrichment Marker strategy,” commented Rick Hawkins, Chairman, CEO and President of Lumos Pharma. “In addition, final proceeds received in January from our PRV sale further strengthened our balance sheet and support our clinical and corporate strategy as we advance our OraGrowtH210 Trial in PGHD and pursue licensing opportunities to expand our pipeline.”

Recent Highlights

•PK/PD Data for LUM-201 in PGHD Presented by Investigator at KOL Event – Newly released data from a prior PK/PD trial evaluating LUM-201 in PGHD patients was presented in April by Dr. Fernando Cassorla at a KOL event hosted by Lumos Pharma. These data on three PGHD patients demonstrate the potential for Predictive Enrichment Markers of baseline IGF-1 levels and peak stimulated GH levels to identify patients likely to respond to LUM-201. These data further illustrate the potential for LUM-201 to augment the pulsatile secretion of GH for 24 hours, and induce a substantial increase in height velocity, over six-months of treatment in PEM-positive patients.
•Poster Presented at ENDO 2021 Differentiates LUM-201 from Standard GH Secretagogues – The poster entitled, “LUM-201 Elicits Greater GH Response than Standard GH Secretagogues in Pediatric Growth Hormone Deficiency,“ was presented at the Endocrine Society 2021 Annual Meeting, March 20th-23rd. These data showed GH responses to single oral doses of LUM-201 were substantially higher than those elicited by standard GH secretagogues in two stimulation tests and that the difference in responses increased with higher baseline IGF-1 and higher GH stimulation test results.
•Phase 2b OraGrowtH210 Trial Continues to Advance – The Phase 2b OraGrowtH210 Trial initiated in Q4 2020 continues to add clinical sites and enroll patients. Over 50% of the trial sites are currently open with additional sites to open more imminently as we advance toward our target of 40-50 sites. This trial will evaluate orally administered LUM-201 in approximately 80 patients diagnosed with PGHD. The purpose of the OraGrowtH210 Trial will be to prospectively confirm both the repeatability of our selected Predictive Enrichment Markers (PEMs) and the validity of our PEM strategy, and to identify the optimal dose of LUM-201 to be used in a Phase 3 registration trial. The Company continues to anticipate data read-out for the OraGrowtH210 Trial mid-year 2022.

Exhibit 99.1

•Initiation of PK/PD OraGrowtH212 Trial of LUM-201 in PGHD Anticipated Q2 2021 – This study will evaluate the PK/PD effects of LUM-201 in PGHD patients at two dose levels to confirm prior clinical data illustrating the increased pulsatile release of endogenous growth hormone unique to LUM-201 and its potential for efficacy in a sizable PGHD patient population identified by Predictive Enrichment Markers (PEMs). We continue to anticipate the initiation of this trial in Q2 2021.
•Final Tranche of Funds from PRV Sale Received – In January 2021, Lumos received the second and final tranche of $26.0 million from the total $60.0 million due to the Company from the PRV sale. We anticipate these funds will serve as additional capital to support the expansion of the Company’s pipeline through its business development efforts.

Financial Results for the Quarter Ended March 31, 2021

•Cash Position – Lumos Pharma ended the first quarter on March 31, 2021, with cash and cash equivalents totaling $114.1 million compared to $98.7 million on December 31, 2020. The Company expects an average cash use of approximately $8.0 to $9.0 million per quarter through 2021. Cash on hand as of the end of Q1 is expected to support operations through OraGrowtH210 readout and completion of the OraGrowtH212 Trial.
•R&D Expenses – Research and development expenses increased by $2.8 million for the three months ended March 31, 2021 compared to the same period in 2020 primarily due to increases of $1.6 million in personnel-related and stock compensation expenses, $1.3 million in clinical trial and contract manufacturing expenses, $0.2 million in supplies and other expenses and $0.1 million in legal expenses, offset by a decrease of $0.4 million in expensed IPR&D.
•G&A Expenses – General and administrative expenses increased by $0.6 million for the three months ended March 31, 2021 as compared to the same period in 2020 primarily due to increases of $0.9 million in personnel-related and stock compensation expenses and $0.5 million in operating expenses for insurance, rent, supplies, and depreciation expenses, offset by a decrease of $0.8 million in legal and consulting.
•Net Loss – The net loss for the first quarter ended March 31, 2021 was $8.6 million compared to net income of $0.3 million for the same period in 2020.
•Lumos Pharma ended Q1 2021 with 8,332,193 shares outstanding.

Conference Call and Webcast Details

The Company has scheduled a conference call and webcast for 4:30 p.m. ET today to discuss its financial results and to give an update on clinical and business development activities. There will also be a question-and-answer session following management’s prepared remarks.

Access to the live conference call is available five minutes prior to the start of the call by dialing (855) 469-0612 (U.S.) or (484) 756-4268 (international). The conference call will be webcast live and a link to the webcast can be accessed through the Lumos Pharma website at https://lumos-pharma.com/ in the "Investors & Media" section under "Events and Presentations" or through this link: https://edge.media-server.com/mmc/p/dvreqx64. To ensure a timely connection, it is recommended that users register at least 10 minutes prior to the scheduled webcast. A replay of the call will be available approximately two hours after the completion of the call and can be accessed by dialing (855) 859-2056 (U.S.) or (404) 537-3406 (international) and using the passcode 5863619. The replay will be available for two weeks from the date of the call.

About Lumos Pharma

Lumos Pharma, Inc. is a clinical stage biopharmaceutical company focused on the development and commercialization of therapeutics for rare diseases. Lumos Pharma was founded and is led by a management team with longstanding experience in rare disease drug development and received early funding from leading healthcare investors, including Deerfield Management, a fund managed by Blackstone Life Sciences, Roche Venture Fund, New Enterprise Associates (NEA), Santé Ventures, and UCB. Lumos Pharma’s lead therapeutic candidate is LUM-201, an oral growth hormone stimulating small molecule, currently being evaluated in a Phase 2b clinical

Exhibit 99.1

trial, the OraGrowtH210 Trial, for the treatment of Pediatric Growth Hormone Deficiency (PGHD). If approved by the FDA, LUM-201 would provide an orally administered alternative to daily injections that current PGHD patients endure for many years of treatment. LUM-201 has received Orphan Drug Designation in both the US and EU. For more information, please visit https://lumos-pharma.com/.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements of Lumos Pharma, Inc. (the “Company”) that involve substantial risks and uncertainties. All such statements contained in this press release are forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. The words “forecast,” “projected,” "guidance," "upcoming," "will," “would,” "plan," “intend,” "anticipate," "approximate," "expect," “potential,” “imminent,” or the negative of these terms or other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, among others, the ability of prior research results to forecast the performance of therapeutic agents in the clinic, anticipated business development activities, anticipated market reception to our treatment regimen for PGHD and other indications, plans related to initiation and execution of clinical trials; plans related to moving additional indications into clinical development; future financial performance, results of operations, cash position and sufficiency of capital resources to fund its operating requirements; and any other statements other than statements of historical fact. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements that the Company makes due to a number of important factors, including the effects of pandemics or other widespread health problems, the outcome of our future interactions with regulatory authorities, our ability to project future cash utilization and reserves needed for contingent future liabilities and business operations, the ability to obtain the necessary patient enrollment for our product candidate in a timely manner, the ability to successfully develop our product candidate, the timing and ability of Lumos to raise additional equity capital as needed and other risks that could cause actual results to differ materially from those matters expressed in or implied by such forward-looking statements as discussed in "Risk Factors" and elsewhere in Lumos Pharma’s Annual Report on Form 10-K for the year ended December 31, 2020 and other reports filed with the SEC. The forward-looking statements in this press release represent the Company’s views as of the date of this press release. The Company anticipates that subsequent events and developments will cause their views to change. However, while it may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. You should, therefore, not rely on these forward-looking statements as representing the Company’s views as of any date subsequent to the date of this press release.

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Investor & Media Contact:

Lisa Miller
Lumos Pharma Investor Relations
512-792-5454
ir@lumos-pharma.com

Exhibit 99.1

Lumos Pharma, Inc.
Condensed Consolidated Statements of Operations
(unaudited)
(In thousands, except share and per share amounts)

	Three Months Ended March 31,
	2021	2020
Revenues:
Licensing and collaboration revenue	$—	$21
Total revenues	—	21
Operating expenses:
Research and development	4,660	1,905
General and administrative	3,957	3,331
Total operating expenses	8,617	5,236
Loss from operations	(8,617)	(5,215)
Other income and expense:
Other income, net	20	136
Interest income	3	4
Interest expense	(37)	(48)
Other (expense) income, net	(14)	92
Net loss before taxes	(8,631)	(5,123)
Income tax benefit	—	5,463
Net (loss) income	$(8,631)	$340
Accretion of preferred stock to current redemption value	—	(651)
Net loss attributable to common shareholders	$(8,631)	$(311)

Net loss per share of common stock
Basic and diluted	$(1.04)	$(0.14)

Weighted average number of common shares outstanding
Basic and diluted	8,316,888	2,189,758

Exhibit 99.1

Lumos Pharma, Inc.
Condensed Consolidated Balance Sheets
(unaudited)
(In thousands, except share and per share amounts)
	March 31,	December 31,
	2021	2020
Assets
Current assets:
Cash and cash equivalents	$114,101	$98,679
Prepaid expenses and other current assets	5,306	3,506
Income tax receivable	115	115
Other receivables	79	26,149
Total current assets	119,601	128,449
Non-current assets:
Property and equipment, net	100	335
Right-of-use asset	361	249
Total non-current assets	461	584
Total assets	$120,062	$129,033
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$357	$244
Accrued expenses	4,366	5,898
Current portion of lease liability	261	319
Total current liabilities	4,984	6,461
Long-term liabilities:
Royalty obligation payable to Iowa Economic Development Authority	6,000	6,000
Lease liability	106	—
Total long-term liabilities	6,106	6,000
Total liabilities	11,090	12,461
Commitments and contingencies:
Stockholders' equity:
Undesignated preferred stock, $— par value: Authorized shares - 5,000,000 at March 31, 2021 and December 31, 2020; issued and outstanding shares - 0 at March 31, 2021 and December 31, 2020	—	—
Common stock, $0.01 par value: Authorized shares - 75,000,000 at March 31, 2021 and December 31, 2020; issued 8,335,570 and 8,305,269 at March 31, 2021 and December 31, 2020, respectively and outstanding 8,332,193 and 8,305,269 at March 31, 2021 and December 31, 2020, respectively	83	83
Treasury stock, at cost, 3,377 and 0 at March 31, 2021 and December 31, 2020, respectively	(44)	—
Additional paid-in capital	183,555	182,480
Accumulated deficit	(74,622)	(65,991)
Total stockholders' equity	108,972	116,572
Total liabilities and stockholders' equity	$120,062	$129,033